Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Statements

On August 30, 2024, Conifer Holdings, Inc. (the “Company”), completed the sale of all of the issued and outstanding membership interests of Conifer Insurance Services, LLC (“CIS”) (the “CIS Sale”). CIS comprised the Company’s managing general agency “MGA” business and was the legal entity used to implement the strategic shift to non risk-bearing revenue from an underwriting-based model as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. This represents the Company’s entire Wholesale Agency segment. CIS will be reported as discontinued operations beginning in the third quarter 10-Q of 2024. Additionally, the Company repaid debt and redeemed its preferred stock from the net proceeds from the sale of CIS on August 30, 2024. In connection with the sale of CIS, the Company also disposed of its equity method investment in SSU on August 30, 2024.

The following unaudited pro forma consolidated financial statements and accompanying notes reflect the impact of the CIS Sale as if it occurred: a) on June 30, 2024, for the unaudited pro forma consolidated balance sheet; and b) on January 1, 2022 for the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022. In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the transaction accounting adjustments for the CIS Sale and the other transactions described above consist of those directly attributable to the disposal of CIS, the repayment of debt and the redemption of the preferred stock and the sale of our equity method investment in SSU.

The unaudited pro forma consolidated financial statements and accompanying notes are based on information currently available, are provided for illustrative purposes only and are not intended to reflect what the Company’s actual results of operations or financial position would have been had the CIS Sale and other related transactions occurred on the dates indicated above, nor is it necessarily indicative of the Company’s future results of operations or financial position after the occurrence of the transactions described above. Actual and future results may vary significantly from the results reflected in the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with the historical unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and the historical audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

CONIFER HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	As of June 30, 2024
	Historical	Disposed CIS (a)	Transaction Accounting Adjustments		Other Adjust- ments (m)		Pro forma
Assets
Investment securities:
Debt securities, at fair value	$119,371	$—	$—		$—		$119,371
Equity securities, at fair value	1,660	—	—		—		1,660
Short-term investments, at fair value	23,339	—	—		—		23,339
Total investments	144,370	—	—		—		144,370

Cash and cash equivalents	9,697	(8,945)	43,401	(b)	(13,400)	(d)	30,753
Premiums and agents' balances receivable, net	30,583	(14,464)	—		—		16,119
Receivable from Affiliate	1,174	—	—		—		1,174
Reinsurance recoverables on unpaid losses	74,358	—	—		—		74,358
Reinsurance recoverables on paid losses	8,614	—	—		—		8,614
Prepaid reinsurance premiums	13,494	—	—		—		13,494
Deferred policy acquisition costs	4,606	—	—		—		4,606
Other assets	6,038	(2,023)	—		3,270	(e)	7,285
Total assets	$292,934	$(25,432)	$43,401		$(10,130)		$300,773
Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$174,786	$—	$—		$—		$174,786
Unearned premiums	44,820	—	—		—		44,820
Reinsurance premiums payable	1,408	—	—		—		1,408
Debt	24,832	—	—		(8,447)	(f)	16,385
Funds held under reinsurance agreements	23,602	—	—		—		23,602
Premiums payable to other insureds	19,299	(19,288)	—		—		11
Accounts payable and accrued expenses	5,352	(3,415)	250	(b)	—		2,187
Total liabilities	294,099	(22,703)	250		(8,447)		263,199

Commitments and contingencies	—	—	—		—		—

Shareholders' equity:
Preferred stock, no par value	6,000	—	—		(6,000)	(g)	—
Common stock, no par value	98,170	—	—		—		98,170
Accumulated deficit	(90,559)	—	40,422	(c)	4,317	(h)	(45,820)
Accumulated other comprehensive (loss)	(14,776)	—	—		—		(14,776)
Total shareholders' equity	(1,165)	—	40,422		(1,683)		37,574
Total liabilities and shareholders' equity	$292,934	$(22,703)	$40,672		$(10,130)		$300,773

CONIFER HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Six Months Ended June 30, 2024
	Historical	Disposed CIS (i)	Other Adjust- ments (m)		Pro forma
Revenue and Other Income
Gross earned premiums	$63,613	$—	$—		$63,613
Ceded earned premiums	(30,060)	—	—		(30,060)
Net earned premiums	33,553	—	—		33,553
Net investment income	3,057	(38)	—		3,019
Net realized investment gains (losses)	(118)	—	—		(118)
Change in fair value of equity securities	(153)	—	—		(153)
Gain on Sale of CIS	—	—	—		—
Agency commission income	13,167	(13,170)	—		(3)
Other income	420	(124)	—		296
Total revenue and other income	49,926	(13,332)	—		36,594

Expenses
Losses and loss adjustment expenses, net	25,801	—	—		25,801
Policy acquisition costs	17,493	(10,738)	—		6,755
Operating expenses	8,751	(2,441)	—		6,310
Interest expense	1,746	—	(696)	(j)	1,050
Total expenses	53,791	(13,179)	(696)		39,916

Income (loss) from continuing operations before income taxes	(3,865)	(153)	696		(3,322)
Equity earnings (losses) in Affiliate, net of tax	286	—	(286)	(k)	—
Income tax expense (benefit)	(18)	—	—		(18)

Net income (loss) from continuing operations	$(3,561)	$(153)	$410		$(3,304)
Preferred stock dividends	315	—	(315)	(l)	—
Net income (loss) from continuing operations allocable to common shareholders	(3,876)	(153)	725		(3,304)

Earnings (loss) from continuing operations per common share, basic and diluted	$(0.32)	$(0.01)	$0.06		$(0.27)

Weighted average common shares outstanding, basic and diluted	12,222,881	12,222,881	12,222,881		12,222,881

CONIFER HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Year Ended December 31, 2023
	Historical	Disposed CIS (i)	Other Adjust- ments (m)		Pro forma
Revenue and Other Income
Gross earned premiums	$146,572	$—	$—		$146,572
Ceded earned premiums	(62,637)	—	—		(62,637)
Net earned premiums	83,935	—	—		83,935
Net investment income	5,526	(24)	—		5,502
Net realized investment gains (losses)	(20)	—	—		(20)
Change in fair value of equity securities	608	—	—		608
Gain from sale of renewal rights	2,335	(2,335)	—		—
Gain on CIS Sale	—	—	—		—
Gain on sale of Affiliate	—	—	—		—
Agency commission income	5,680	(5,680)	—		—
Other income	694	(138)	—		556
Total revenue and other income	98,758	(8,177)	—		90,581

Expenses
Losses and loss adjustment expenses, net	82,413	(33)	—		82,380
Policy acquisition costs	20,892	(5,680)	—		15,212
Operating expenses	17,891	(483)	—		17,408
Interest expense	3,206	—	(989)	(j)	2,217
Total expenses	124,402	(6,196)	(989)		117,217

Income (loss) from continuing operations before income taxes	(25,644)	(1,981)	989		(26,636)
Equity earnings (losses) in Affiliate, net of tax	(251)	—	251	(k)	—
Income tax expense (benefit)	9	(213)	—		(204)

Net income (loss) from continuing operations	$(25,904)	$(1,768)	$1,240		$(26,432)
Preferred stock dividends	19	—	(19)	(l)	—
Net income (loss) from continuing operations allocable to common shareholders	(25,885)	(1,768)	1,221		(26,432)

Earnings (loss) from continuing operations per common share, basic and diluted	$(2.12)	$(0.14)	$0.10		$(2.16)

Weighted average common shares outstanding, basic and diluted	12,220,511	12,220,511	12,220,511		12,220,511

CONIFER HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Year Ended December 31, 2022
	Historical	Disposed CIS (i)	Other Adjust- ments (m)		Pro forma
Revenue and Other Income
Gross earned premiums	$135,401	$—	$—		$135,401
Ceded earned premiums	(38,690)	—	—		(38,690)
Net earned premiums	96,711	—	—		96,711
Net investment income	3,043	(15)	—		3,028
Net realized investment gains (losses)	(1,505)	—	—		(1,505)
Change in fair value of equity securities	403	—	—		403
Gain from VSRM Transaction	8,810	(8,810)	—		—
Loss portfolio transfer risk fee	(5,400)	—	—		(5,400)
Other gains (losses)	59	—	—		59
Other income	2,768	(1,621)	—		1,147
Total revenue and other income	104,889	(10,446)	—		94,443

Expenses
Losses and loss adjustment expenses, net	81,440	(203)	—		81,237
Policy acquisition costs	22,179	(2,432)	—		19,747
Operating expenses	18,789	(743)	—		18,046
Interest expense	2,971	—	1,173	(j)	4,144
Total expenses	125,379	(3,378)	1,173		123,174

Income (loss) from continuing operations before income taxes	(20,490)	(7,068)	(1,173)		(28,731)
Equity earnings (losses) in subsidiary, net of tax	368	(368)	—		—
Income tax expense (benefit)	(9,441)	(80)	—		(9,521)

Net income (loss) from continuing operations	$(10,681)	$(7,356)	$(1,173)		$(19,210)
Net income (loss) from continuing operations allocable to common shareholders	(10,681)	(7,356)	(1,173)		(19,210)

Earnings (loss) from continuing operations per common share, basic and diluted	$(1.00)	$(0.69)	$(0.11)		$(1.80)

Weighted average common shares outstanding, basic and diluted	10,692,090	10,692,090	10,692,090		10,692,090

Conifer Holdings, Inc.
Notes to Pro Forma Consolidated Financial Statements (unaudited)

(a)	Reflects the disposition of assets and liabilities of the disposed CIS business as if the CIS Sale occurred on June 30, 2024.*
(b)
Reflects the aggregate purchase price at the closing of the CIS Sale of approximately $43.4 million in cash, which was comprised of a base purchase price of $45.0 million, adjusted for cash on hand, required minimum net working capital and deal expenses. An estimated $250,000 of unpaid deal expenses are reflected in Accounts payable and accrued expenses. The purchase price is subject to a post-closing true-up mechanism which is expected to be determined within approximately 90 days from the date of the closing.

(c)	Reflects the estimated net gain on the CIS Sale of $40.4 million representing the net cash proceeds less the net assets of the disposed CIS business.*
(d)
Reflects the cash impact of other transactions that occur in concert with the CIS sale, including: A $6.4 million reduction for the Preferred Stock redemption, a $3.0 million increase in cash from Sale of SSU, and a $10.0 million decrease in cash for paying off the $9.3 million outstanding balance on the Senior Secured Note, inclusive of a call premium of $753,000.

(e)	Reflects $3.5 million increase in other receivables for the installment payment owed to Company on the SSU sale and a $230,000 reduction from the write off of the book value of SSU.
(f)	Reflects the pay down of the Senior Secured Note, net of the write off of unamortized deferred issuance costs.
(g)	Reflects to redemption of the Preferred Stock
(h)
Reflects the $6.3 million estimated gain on sale of SSU, less the $803,000 write off of the unamortized deferred issuance costs from the Senior Secured Note, a $753,000 call premium from the Senior Secured Note and a $397,000 redemption premium on the Preferred Stock.

(i)	Reflects the elimination of the results of the disposed CIS business as if the CIS Sale occurred on January 1, 2022.
(j)
Reflects the assumption that the Senior Secured Notes were paid off on January 1, 2022, resulting in elimination of interest expense and amortization of debt issuance costs on those notes in 2022, 2023 and 2024.  In addition, it reflects a call premium of $1.2 million and the write off of deferred debt issuance costs of $862,000, in 2022.

(k)	Reflects the assumption that SSU would have been sold on January 1, 2022, resulting in the elimination of Equity Earnings from Affiliate in 2023 and 2024.
(l)
Reflects the assumption that the preferred shares would not have been issued in 2023 and not considered outstanding in 2024.  In addition, the dividends of $19,000 and $315,000 would not have been declared in 2023 and 2024, respectively.

(m)
The Other Adjustments column represents transactions that were not directly part of the CIS Sale but occurred in concert with the CIS Sale.  This included the payoff of the Senior Secured Notes and the redemption of the Preferred Stock.

* For the purposes of the unaudited pro forma consolidated balance the estimated gain recognized in accumulated deficit and related net gain on sale recognized in the 2022 unaudited pro forma consolidated income statement is based on the net carrying value of CIS as of June 30, 2024, rather than as of the closing date of the transaction. As a result, the estimated gain, reflected herein may differ materially from the actual gain on the sale of CIS as of the closing because of the differences in the carrying value of assets and liabilities at the closing date.